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                                                                  Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan, Nonstatutory Stock Option 1996 Equity Incentive Plan, and the 1996 Non-Employee Directors' Stock Option Plan of Avigen, Inc. of our report dated September 8, 1995 (except Note 10 as to which the date is May 7, 1996), with respect to the financial statements of Avigen, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1, 333-3220) and the related Prospectus of Avigen, Inc., filed with the Securities and Exchange Commission.


                                              ERNST & YOUNG LLP

Walnut Creek, California
September 10, 1996